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Exhibit 11.1

                                    DSP GROUP, INC.
                      STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                           (in thousands, except per share data)


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                                                                  Three Months               Nine Months
                                                              Ended  September 30,       Ended September 30,
                                                              --------------------       --------------------
                                                                1997        1996           1997        1996
                                                              --------    --------       --------    --------
Net income (loss)                                             $ 3,348     $ (263)        $ 7,589     $  578
                                                              --------    --------       --------    --------
                                                              --------    --------       --------    --------
PRIMARY:
Computation of weighted average common and common
  equivalent shares outstanding:

     Weighted average common shares outstanding                 9,773      9,534           9,641      9,500
     Common equivalent shares from  dilutive stock
       options and warrants                                       577        --              377         67
                                                              --------    --------       --------    --------
Shares used in per share computation                           10,350      9,534          10,018      9,567
                                                              --------    --------       --------    --------
                                                              --------    --------       --------    --------

Net income (loss) per share                                   $   .32     $ (.03)        $   .76     $  .06
                                                              --------    --------       --------    --------
                                                              --------    --------       --------    --------
FULLY DILUTED:
Computation of weighted average common and common equivalent shares outstanding:

     Weighted average common shares outstanding                 9,773      9,534           9,641      9,500
     Common equivalent shares from dilutive stock
       options and warrants                                       758       --               800         67
                                                              --------    --------       --------    --------
Shares used in per share computation                           10,531      9,534          10,441      9,567
                                                              --------    --------       --------    --------
                                                              --------    --------       --------    --------
Net income (loss) per share                                      $.32     $ (.03)        $   .73     $  .06
                                                              --------    --------       --------    --------
                                                              --------    --------       --------    --------

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